Chuy’s Holdings, Inc. Appoints Jody Bilney to Board of Directors

AUSTIN, Texas, May 3, 2021 - Chuy’s Holdings, Inc. (NASDAQ:CHUY) (“Chuy’s” or the “Company”) today announced that Jody Bilney has been appointed as an independent member of its Board of Directors. With her appointment, the Board will be comprised of seven members, five of whom are independent.
Steve Hislop, Chairman, President and Chief Executive Officer of Chuy’s, stated, “We are thrilled to welcome Jody to the Board. Her experience leading marketing and business strategy for consumer-focused, category-leading brands will not only add to our Board’s depth of expertise, but will also be integral in differentiating the guest experience at Chuy’s.”
Jody Bilney commented, “I’ve long considered Chuy’s to be one of the most unique brands in the restaurant industry with its made-from-scratch food and drink offerings and appealing atmosphere. I’m looking forward to joining the Board and helping the Chuy’s team realize the growth opportunity ahead.”
Ms. Bilney is an accomplished executive with a track record of driving brand transformation and business strategy. Most recently, she served as the Chief Consumer Officer of Humana, Inc., where she led its transformation into a consumer-driven health enterprise across brand development, marketing, the consumer experience, digital, consumer analytics and corporate reputation enhancement. She also was responsible for the company’s Wellness Solutions business. Prior to Humana, Ms. Bilney served as Executive Vice President and Chief Brand Officer for Bloomin’ Brands, Inc., an upscale-casual dining restaurant company with Outback Steakhouse as its flagship chain. There she headed various departments including brand and business strategy, marketing, corporate communications and business development across the enterprise. She was also a key member of the management team that positioned the company for a successful IPO in 2012. Prior to Bloomin’ Brands, she held senior executive positions at Charles Schwab and Verizon, where she led consumer-focused brand-transformation initiatives. Ms. Bilney is a member of the Board of Directors of Masonite, Inc., United Planet Fitness, and Confluent Health. She earned a Bachelor of Science degree in Economics, with a minor in Marketing, from Clemson University.
About Chuy’s
Founded in Austin, Texas in 1982, Chuy’s owns and operates full-service restaurants across 17 states serving a distinct menu of authentic, made from scratch Tex-Mex inspired dishes. Chuy’s highly flavorful and freshly prepared fare is served in a fun, eclectic and irreverent atmosphere, while each location offers a unique, “unchained” look and feel, as expressed by the concept’s motto “If you’ve seen one Chuy’s, you’ve seen one Chuy’s!”. For further information about Chuy’s, including the nearest location, visit the Chuy’s website at www.chuys.com.
Forward-Looking Statements
Certain statements in this release that are not historical facts, including, without limitation, those relating to growth opportunities and other statements that can often be identified by words such as “expect,” “believe,” “intend,” “estimate,” “plans” and similar expressions, and variations or negatives of these words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the ultimate geographic spread, duration and severity of the COVID-19 pandemic, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the pandemic or treat its impact, the actual number of restaurant openings, the sales at the Company’s restaurants, changes in restaurant development or operating costs, such as food and labor, the Company’s ability to leverage its existing management and infrastructure, changes in restaurant pre-opening expense, general and administrative expenses, capital expenditures, our effective tax rate, impairment and closed restaurant costs, changes in the number of diluted shares outstanding, strength of consumer spending, conditions beyond the Company’s control such as timing of holidays, weather, natural disasters, acts of war or terrorism and other factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

Investor Relations
Fitzhugh Taylor
203-682-8261
investors@chuys.com

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